UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2016

DCT INDUSTRIAL TRUST INC.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

(Exact Name of Registrants as Specified In Charter)

Maryland (DCT Industrial Trust Inc.) Delaware (DCT Industrial Operating Partnership LP)	001-33201 333-195185	82-0538520 82-0538522
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, Thomas G. Wattles, the Executive Chairman of the Board of Directors (the “Board of Directors”) of DCT Industrial Trust Inc. (the “Company”), informed the Board of Directors that he will not stand for re-election to the Board of Directors at the Company’s next annual meeting of stockholders to be held on May 4, 2016 (the “Annual Meeting”). As a result, after the Annual Meeting, Mr. Wattles will no longer serve as the Company’s Executive Chairman or as a director. Mr. Wattles will continue to serve as an officer of the Company in the role of Chairman Emeritus following the Annual Meeting. The Board of Directors has designated Thomas F. August to serve as successor to Mr. Wattles as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: February 22, 2016

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By: DCT Industrial Trust Inc., it’s general partner

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: February 22, 2016